Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-60635) pertaining to the Manhattan Associates, Inc. Stock Incentive Plan,
2.	Registration Statement (Form S-8 No. 333-45802) pertaining to the Manhattan Associates, Inc. 1998 Stock Incentive Plan,
3.	Registration Statement (Form S-8 No. 333-68968) pertaining to the Manhattan Associates, Inc. 1998 Stock Incentive Plan,
4.	Registration Statement (Form S-8 No. 333-105913) pertaining to the Manhattan Associates, Inc. Stock Incentive Plan,
5.	Registration Statement (Form S-8 No. 333-129272) pertaining to the Manhattan Associates, Inc. Stock Incentive Plan,
6.	Registration Statement (Form S-8 No. 333-139598) pertaining to the Manhattan Associates, Inc. Stock Incentive Plan,
7.	Registration statement (Form S-8 No. 333-143611) pertaining to the Manhattan Associates, Inc. 2007 Stock Incentive Plan,
8.	Registration statement (Form S-8 No. 333-159852) pertaining to the Manhattan Associates, Inc. 2007 Stock Incentive Plan, and
9.	Registration statement (Form S-8 No. 333-174499) pertaining to the Manhattan Associates, Inc. 2007 Stock Incentive Plan;

of our reports dated February 5, 2015, with respect to the consolidated financial statements and schedule of Manhattan Associates, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Manhattan Associates, Inc. and subsidiaries included in this Annual Report (Form 10-K) of Manhattan Associates, Inc. and subsidiaries for the year ended December 31, 2014.

/s/ Ernst & Young LLP
Atlanta, Georgia
February 5, 2015